Exhibit 10.1

Asset Management Agreement

Between

Empire Energy Corporation International

And

Sure Asset Management

This Asset Management Agreement (The “Agreement”) is signed by the following parties in Hamilton, Bermuda and New York City in the State of New York in the United States of America (“USA”) on June 30, 2010:

•

Empire Energy Corporation International and/or related parties (“Party A”)

Address:

4500 College Boulevard, Suite 230, Leawood,

Kansas, USA, 66211

Legal Representative:

Mr. Malcolm R. Bendall, CEO Empire Energy

Corporation International

Australian Citizen; DOB: 09 December 1958

Passport Number: E3038581

•

Sure Asset Management (“Party B”)

Address:

The Emporium Building, 3rd Floor, 69 Front

Street, Hamilton, HM 12 Bermuda

Legal Representative:

Dr. Cherif Belbel, Chairman Sure Capital

Suisse Citizen: DOB: 12 January 1965

Passport Number: F38994688

WHEREAS,

(1)

Party A is a legally established and duly organized company in the State of Nevada, USA. Great Southland Minerals Limited (“GSLM”) is incorporated in Tasmania, Australia and is the wholly owned subsidiary of Party A.

(2)

Party B is a legally establish and duly organized company in the country of Bermuda, which is qualified to carry out the investment management of corporate assets as well as the issuance of debt instruments.

(3)

Party A and Party B wish to make appropriate arrangements on matters related to Party B providing Party A with investment management services and financial structuring secured with the assets of Party A.

THEREFORE, based upon the principle of mutual benefit, both parties agree, through friendly negotiation, on the following terms:

1.

Appointment

Subject to terms and conditions to be agreed upon, Party A hereby appoints Party B and Party B hereby subject to terms and conditions to be agreed upon such appointment and agrees, to perform investment management services with respect to the Entrusted Assets to be agreed upon as described in Section 2.1.

2.

Investment Management Services

2.1

The Entrusted Assets are the registered mortgage debenture over all assets of Party A as well as the stock certificates of GSLM and any additional securities required. The perfection of the assets will be subject to terms and conditions to be agreed upon including but not limited to assignment. These Entrusted Assets will be transferred through means and according to terms to be agreed upon by the parties, for the purposes of Party B providing Party A with investment management services and financial structuring secured by these Entrusted Assets that are pelage fully in favor of party B during the period of this agreement. Party B shall first evaluate the entrusted Assets according to market condition and will than propose an offer to Party A. All cost related to evaluation shall be the responsibility of Party A.

3.

Investment Management Services

3.1

Authorization

3.1.1.

For the duration of the Agreement that shall be no longer of 15 years and no less than 5 years. Party A shall retain the ownership of the Entrusted Assets but will pledge them in favor of which shall serve as security for the structuring of a debt financing, as described in Section 3.2.

3.1.2.

While the Entrusted Assets are under management by Party B, Party B may log the Entrusted Assets into their accounts and allow their financial statements to reflect the value of the Entrusted Assets.

3.2

Debt Instrument

3.2.1.

At a time mutually agreed upon by the parties, Party B agrees to financing Party A and Party A agrees to provide a share to Party B in to the project reflected by a profit from the gross returns. The securitization of the Entrusted Assets according to terms to be agreed upon as described below:

(1)

Preconditions to be met:

a.

Asset and any added value pledged by Party A shall be acceptable to Party B and financial institutions.

(2)

The total amount of financing shall be in the total sum of USD$180million (USD$180,000,000).

(3)

Party B shall receive repayment of the dept financing including interest according to a repayment schedule and interest rate per terms to be agreed upon as described below:

a.

Party A shall pay Party B an additional Profit based on the gross profit annual return at a margin to be agreed upon; payment shall be made on quarterly basis manner.

3.3

Disbursement of Debt Instrument Monies

3.3.1

Party B shall not disburse monies until Party A has met all of the requirements of the below triggers:

3.3.1.1.

Successful completion of banking due diligence and compliance check;

3.3.1.2.

Completion of a counter evaluation of the pledged assets.

3.3.1.3.

Completion of proposal for financing deal with a Gulf based oil company.

3.3.2

The debt finance shall be disbursed to Party A in four (4) equal installments of USD$45million (USD$45,000,000) per annum for four (4) consecutive years on dates mutually agreed upon by the parties according to terms to be agreed upon.

Initials                                                                                           Initials B

4.

Conflict of Interest

4.1

Party A hereby recognizes that, when Party B conducts investment management services in regard to Entrusted Assets and, at the same time, in regard to its own assets or the assets of any third party, conflicts of interest may arise in respect of (but not limited to) the distribution of resources, provisions of services and distribution of investment opportunities.

4.2

When Party B determines in its professional judgment that there is an existing or possible conflict of interest, Party B shall inform Party A of such conflict of interest immediately.

4.3

Party B shall have full discretion in taking any such action or measure as it deems in its professional judgment to be fair, reasonable and necessary to deal with such conflicts of interest.

4.4.

Party B shall not take any of the following actions:

4.4.1

trading the Entrusted Assets with itself, or with the assets Entrusted by other parties, without Party A’s advance written approval; or

4.4.2.

Using Entrusted Assets to pursue its own interests or the interests of any third party at the expense of Party A’s interests.

5.

Representations, Warranties and Commitments

5.1

Each Party to this Agreement makes the following representations, warranties and commitments to the other Party:

5.1.1.

It has full rights and authorization, including but not limited to approvals, consents or licenses from relevant governmental departments, as well as the internal authorizations of the company, to enter into this Agreement;

5.1.2.

This Agreement shall become binding and enforceable upon it after it comes into effect by the means stipulated in the Agreement and to terms to be agreed upon; and

5.1.3.

No terms of the Agreement are in violation of its bylaws or Bermuda and/or United States of America laws and regulations.

5.2

Party A makes the following additional representations, warranties and commitments to Party B:

5.2.1.

The Entrusted Assets are legally obtained and valid and can be legally used to secure debt instruments according to laws, regulations and relevant requirements of financial regulatory authorities and other regulatory authorities.

5.3

Party B makes the following additional representations, warranties and commitments that during the term of this Agreement, it will not:

5.3.1.

Misappropriate or seize the Entrusted Assets;

5.3.2

conduct investment services in violation of laws, regulations and financial regulatory authorities.

6.

Term

6.1

The term of this Agreement shall last for a minimum of five (5) years from the date of this Agreement’s execution.

7.

Indemnification

7.1

Party A shall indemnify and hold harmless Party B, its affiliates, their directors, management, employees, agents and representatives (collectively "Indemnified Parties") from and against any claims, litigation losses, judgment, damages, penalties or expenses (collectively "Losses") and /or liabilities arising out of or in connection with the performance of any duty by the Indemnified Parties hereunder, other than Losses and/or liabilities that are caused by the fault of the Indemnified Parties, as determined by a final judicial judgment.

Initials                                                                                           Initials B

7.2

Notwithstanding other provisions of the Agreement, the Indemnified Parties shall not be responsible for any Losses incurred by Party A or any third party as result of the acts or failures to act or any errors of judgment in performing their obligations under the Agreement, unless the losses are caused by the fault of Party B.

7.3.

This indemnification clause shall remain in effect regardless of the manner in which the Agreement is terminated.

8.

Liabilities for Breach of the Agreement

8.1.

Party A's violation of its representations, warranties or undertakings, or of any term of the Agreement, unless caused by events described in Section 13, shall constitute Party A's breach of the Agreement. Party A shall compensate Party B for losses sustained by Party B as a result of such breach. Party B is entitled to give Party A written notice to terminate this Agreement in the case of substantial losses caused by Party A's breach. The Agreement shall be terminated on the thirtieth day following the receipt of such written notice by Party A, unless otherwise waived by Party B.

8.2.

Party B's violation of its representations, warranties or undertakings, or of any other term of the Agreement, or of the written requirements and written instructions made by Party A pursuant to the Agreement, shall constitute Party B's breach of the Agreement pursuant to Section 10.2 of the Agreement, unless caused by events described in this Agreement. Party B shall compensate Party A for losses sustained by Party A as a result of such breach of the Agreement to the extent of the total amount of the Investment Management Services fees and performance-based bonus collected by Party B under the Agreement as of the day when Party B's default is established. Party A is entitled to give Party B a written notice to terminate this Agreement in the case of substantial losses caused by Party B's breach. The Agreement shall be terminated on the thirtieth day following the receipt of such written notice by Party B, unless otherwise waived by Party A.

9.

Termination

The Agreement shall be terminated upon occurrence of any of the following events:

9.1.

The term of the Agreement expires or a renewal term expires without further renewal;

9.2.

Either Party terminates the Agreement pursuant to the terms of this Agreement;

10.

Notices

All notices relating to the Agreement shall be in writing and shall be delivered by overnight courier, fax, or mail. Notices delayed by overnight courier shall take effect upon delivery. Notices sent by fax shall take effect upon successful transmission provided that a fax confirmation report produced by the fax machine showing the successful transmission of the notice is provided by the sending party. Notices sent by mail shall take effect on the third (3/rd) day after having been posted (if the last day is Sunday or statutory holiday, such day shall be the next working day).

The addresses of the parties for the delivery of notices are as follows:

Empire Energy Corporation International

Address:

4500 College Boulevard

Suite 230

Leawood, Kansas, USA, 66211

Phone:

+19136632310

Fax:

+19136632239

Sure Asset Management

Address:

The Emporium Building

3rd Floor

69 Front Street

Hamilton, HM 12 Bermuda

Initials                                                                                           Initials B

11.

Governing Law and Dispute Resolution

11.1.

This agreement shall be governed by, and interpreted and construed in accordance with the laws of Bermuda.

11.2.

Any disputed arising from and related to this Agreement shall be settled by both parties through friendly negotiations. If a dispute cannot be resolved through friendly negotiations within (60) days, either party may submit such dispute to a mutually agreed upon arbitration commission. The arbitration award shall be final and binding on both parties.

13.

Effectiveness, Copies and Modifications

13.1.

This Agreement shall come into effect when it is signed and sealed by the authorized representatives of both parties on June 30, 2010.

13.2

This Agreement is executed in two (2) originals, with one for each party. Each of these two originals has the same legal effect.

13.3

The modification of this Agreement can only be made pursuant to a written agreement duly executed by the authorized representatives of both parties and upon the approval of both parties after the appropriate actions of their legal representatives.

14.

Estimated Value of Licensed Areas Party A Claims Right To

14.1

The estimated value of the licensed areas Party A claims right to, as estimated by the Australian accountancy firm WHK Denison based on the work of independent competent persons firm RPS Energy USD$3.3 billion.

Party A:

Party B:

Empire Energy Corporation International

Sure Asset Management

Legal Representative/

Legal Representative/

Authorized Representative

Authorized Representative

/s/ Mr. Malcom R. Bendall

/s/ Dr. Cherif Belbel

Mr. Malcolm R. Bendall

Dr. Cherif Belbel

CEO

Chairman

5

Initials                                                                                           Initials B